Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                     Under

                           THE SECURITIES ACT OF 1933
                                ---------------

                          FIRST ALBANY COMPANIES INC.
             (Exact name of registrant as specified in its charter)
                 New York                                    22-2655804
         (State of Incorporation)                         (I.R.S. Employer
                                                         Identification No.)
                                41 State Street
                             Albany, New York 12207
          (Address of principal executive offices, including zip code)

                  First Albany Companies Inc. Stock Bonus Plan
                            (Full title of the Plan)
                                ---------------

                           Michael R. Lindburg, Esq.
                       Vice President and General Counsel
                          First Albany Companies Inc.
                                41 State Street
                             Albany, New York 12207
                    (Name and address of agent for service)
                                 (518) 447-8500
                       (Telephone number, including area
                          code, of agent for service)
                                ---------------

                                   Copies to:
                      Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                       Attention: Howard S. Kelberg, Esq.


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                 Proposed                 Proposed
                                        Amount                   maximum                  maximum                  Amount of
     Title of securities                to be                 offering price         aggregate offering           registration
     to be registered <F1>            registered                per share<F2>              price<F2>                  fee<F2>

- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                 300,000                    $7.75                  $2,325,000                 $805.00
  $.01 per share

====================================================================================================================================

<F1> In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2> Pursuant to Rule 457(h) and Rule 457(c) under the  Securities  Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for First Albany Companies Inc.'s Common Stock on the NASDAQ National Market System on May 30, 1995.

                               STATEMENT PURSUANT
                                       TO
                             GENERAL INSTRUCTION E


     Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register 300,000 additional shares of Common Stock, $.01 par value, of First Albany Companies Inc. (the "Company") for issuance under the First Albany Companies Inc. Stock Bonus Plan. The contents of the Company's Registration Statement on Form S-8, Registration No. 33- 52153 are hereby incorporated herein by reference except to the extent modified herein.



                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.

Item 2.        Registrant Information and Employee Plan Annual
               Information.


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by the Company (File No. 0-14140) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

     (b) The First Albany Companies Inc. Stock Bonus Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

     (c) Description of the Company's Common Stock, par value $.01 per share, contained in the registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

     All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

               See Item 3.

Item 5.        Interests of Named Experts and Counsel.


                                 LEGAL OPINION

     The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Company by Michael R. Lindburg, Vice President and General Counsel of the Company, 41 State Street, Albany, New York 12207. Mr. Lindburg is the beneficial owner of Common Stock of the Company, including options to purchase Company Common Stock, with an aggregate fair market value exceeding $50,000.


                                    EXPERTS

     The consolidated statements of financial condition as of September 30, 1994 and September 24, 1993 and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1994 of First Albany Companies Inc. and the statements of net assets available for plan benefits of First Albany Companies Inc. Stock Bonus Plan as of December 31, 1994 and 1993 and the statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994, incorporated by reference in this registration statement have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants given on the authority of that firm as experts in accounting and auditing.

Item 6.        Indemnification of Directors and Officers.

     Article 6.07 of the Company's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

     Such rights of indemnification are in addition to, and not in limitation of, any rights of indemnification under the Business Corporation Law of the State of New York (Sections 721 through 727), which provides for indemnification by a corporation of its officers and directors under circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

Exhibit
Number                               Description
- ------                               -----------
 4(a)             -        Certificate   of   Incorporation   of   First  Albany
                           Companies Inc. (Designated in Registration  Statement
                           No. 33-1353 as Exhibit 3.1).*

 4(b)             -        Bylaws of First Albany Companies Inc. (Designated  in
                           Registration Statement No.33-52153 as Exhibit 4(b)).*

 5(a)             -        Opinion of the Company's General Counsel  as  to  the
                           legality of securities offered under the First Albany
                           Companies Inc. Stock Bonus Plan.

 5(b)             -        Internal Revenue Service determination letter stating
                           that the First Albany Companies Inc. Stock Bonus Plan
- --------
*    Incorporated by reference.

                           is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (Designated in Registration Statement No.33-52153 as Exhibit 5(b)).*

 23(a)            -        Consent  of  Coopers  &  Lybrand  L.L.P., independent
                           accountants.

 23(b)            -        Consent of Counsel (contained in the Opinion  of  the
                           Company's General Counsel, Exhibit 5(a) hereto).

 24(a)            -        Certified resolutions of the  Board  of Directors  of
                           First  Albany  Companies  Inc. relating  to  Power of
                           Attorney set forth on signature page hereof.

 24(b)            -        Power of Attorney (set forth on  the  signature  page
                           hereof).


Item 9.           Undertakings.

         (1)  The undersigned registrant hereby undertakes:

              (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is

- ---------------------

* Incorporated by reference.

contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on the 2nd day of June, 1995.

                                                     FIRST ALBANY COMPANIES INC.


                                                     By: /s/ GEORGE C. McNAMEE
                                                     George C. McNamee,
                                                     Chairman of the Board


                               POWER OF ATTORNEY

     Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 300,000 shares of Common Stock, par value $.01 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated and on the 2nd day of June, 1995.

        Signature                                              Title
        ---------                                              -----

 /s/ GEORGE C. McNAMEE                             Director, Chairman and
   George C. McNamee                               Co-Chief Executive Officer
                                                   (Principal Executive Officer)

 /s/ ALAN P. GOLDBERG                              Director, President and
   Alan P. Goldberg                                Co-Chief Executive Officer


 /s/ DAVID J. CUNNINGHAM                           Vice President and Chief
   David J. Cunningham                             Financial Officer (Principal
                                                   Financial and Accounting
                                                   Officer)

 /s/ J. ANTHONY BOECKH                             Director
   J. Anthony Boeckh


 /s/ HONORABLE HUGH L. CAREY                       Director
   Honorable Hugh L. Carey


 /s/ HUGH A. JOHNSON                               Director and Senior Vice
   Hugh A. Johnson                                 President


 /s/ DANIEL V. McNAMEE, III                        Director
   Daniel V. McNamee, III


                                                   Director
   Charles L. Schwager


 /s/ BENAREE P. WILEY                              Director
   Benaree P. Wiley


     Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan have duly caused this Registration to be duly signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on the 2nd day of June, 1995.

                                                 FIRST ALBANY COMPANIES INC.
                                                 STOCK BONUS PLAN


                                                 By:/s/ GEORGE C. McNAMEE
                                                    George C. McNamee
                                                    Member of the Administrative
                                                    Committee

          ===========================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                     Under

                           The Securities Act of 1933

                                ----------------

                  FIRST ALBANY COMPANIES INC. STOCK BONUS PLAN
                            (Full title of the plan)


                          First Albany Companies Inc.
               (Exact name of issuer as specified in its charter)




          ===========================================================

                          First Albany Companies Inc.
                                 --------------

                                 Exhibit Index


Exhibit                                                               Sequential
Number                             Description                        Page
- ------                             -----------                        ----


 4(a)    -              Certificate of Incorporation of First              *
                        Albany Companies Inc. (Designated in
                        Registration Statement No. 33-1353 as
                        Exhibit 3.1).

 4(b)    -              Bylaws of First Albany Companies Inc.              *
                        (Designated in Registration Statement No.
                        33-52153 as Exhibit 4(b)).

 5(a)    -              Opinion of the Company's General Counsel
                        as to the legality of securities offered under the First Albany Companies Inc.
                        Stock Bonus Plan.

 5(b)    -              Internal Revenue Service determination             *
                        letter   stating   that  the   First   Albany
                        Companies  Inc. Stock Bonus Plan is qualified
                        under Section 401(a) of the Internal  Revenue
                        Code  of  1986,  as  amended  (Designated  in
                        Registration   Statement   No.   33-52153  as
                        Exhibit 5(b)).

 23(a)   -              Consent of Coopers & Lybrand L.L.P.,
                        independent accountants.

 23(b)   -              Consent of Counsel (contained in the
                        Opinion of the Company's General Counsel,
                        Exhibit 5(a) hereto).

 24(a)   -              Certified resolutions of the Board of
                        Directors of First Albany Companies Inc.
                        relating to the Power of Attorney set forth on signature page hereof.

 24(b)   -              Power of Attorney (set forth on signature
                        page hereof).


- ------------------

*  Incorporated by reference.